Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO PRESENT AT

INVESTMENT CONFERENCES

Calabasas Hills, CA — May 23, 2013 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced three upcoming investment conference presentations.  Details regarding the presentations are below.

•                  Goldman Sachs Lodging, Gaming, Restaurant and Leisure Conference 2013 (New York)

June 4, 2013 at 8:45 a.m. Eastern Time

•                  William Blair 33rd Annual Growth Stock Conference (Chicago)

June 11, 2013 at 9:30 a.m. Central Time

•                  Piper Jaffray 33rd Annual Consumer Conference (New York)

June 12, 2013 at 9:15 a.m. Eastern Time

The presentations will be webcast on the Company’s website at www.thecheesecakefactory.com and can be accessed by clicking on the “Investors” link from the home page and the respective conference webcast link at the top of the page.  An archive of the webcasts will be available following the live presentations.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 174 full-service, casual dining restaurants throughout the U.S., including 162 restaurants under The Cheesecake Factory® mark; 11 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  Internationally, three The Cheesecake Factory® restaurants operate under a licensing agreement.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  To learn more about the Company, visit www.thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100